EXHIBIT 3.1

EATON VANCE CORP.

AMENDED AND RESTATED CHARTER

FIRST:       Robert W. Smith, Jr., whose address is 1100 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, formed a corporation under and by virtue of the General Laws of the State of Maryland on January 28, 1981.

SECOND:       The name of the corporation (which is hereinafter called the “Corporation”) is:

Eaton Vance Corp.

THIRD:       The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

FOURTH:       The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

FIFTH:       The Corporation has authority to issue 1,000 shares of common stock, $0.01 par value per share (“Common Stock”). The aggregate par value of all authorized shares of stock having par value is $10.00. The Board of Directors of the Corporation (the “Board of Directors”) may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article FIFTH, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the charter of the Corporation (the “Charter”) from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws of the Corporation (the “Bylaws”).

SIXTH:       The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The current number of directors of the Corporation is one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The Board of Directors from time to time may increase or decrease the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws. The name of the director who shall serve until his successor is duly elected and qualified is:

Sebastiano Visentini

SEVENTH:           (a)       The Corporation reserves the right to make any amendment of the Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.

(b)       The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the MGCL, the Charter or the Bylaws.

(c)       Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

(d)       The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number or value of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

(e)       Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

(f)       The Corporation shall, to the full extent permitted by the laws of Maryland now or hereafter in effect, indemnify any person serving or who has served as a director or officer of the Corporation, or at its request as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys’ fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which he may be involved or with which he or she may be threatened by reason of serving or having served in such position. The right of indemnification provided by this subparagraph (f) of this Article SEVENTH shall not be exclusive of or otherwise affect any other rights to which such person may be entitled (whether under any law, Bylaw, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person’s heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in any such position. Neither the amendment nor repeal of this subparagraph (f) of this Article SEVENTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this subparagraph (f) of this Article SEVENTH, shall apply to or affect in any respect the applicability of the foregoing provisions of subparagraph (f) of this Article SEVENTH with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

EIGHTH:       Except as may be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

NINTH:       To the maximum extent that Maryland statutory or decisional law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

3